Exhibit (g)3(c)

AMENDMENT TO THE CUSTODIAN AGREEMENT

AMENDMENT entered into as of this 1st day of May, 2003 to the Custodian Agreement between NORTHWESTERN MUTUAL SERIES FUND, INC. (“NMSF”) on behalf of each of the series of stock portfolios (the “Portfolios”) listed on Appendix A (the “Fund”) and BROWN BROTHERS HARRIMAN & CO. (the “Custodian”) dated as of March 31, 1997 (the “Agreement”).

Section 8.5 Appointment as Recordkeeping and Net Asset Value Calculation Agent is hereby amended to include Templeton International Equity Portfolio and International Growth Portfolio.

Except as amended above, all the provisions of the Agreement as heretofore in effect shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

NORTHWESTERN MUTUAL SERIES FUND, INC. (“NMSF”) on behalf of each of the series of stock portfolios (the “Portfolios”)	BROWN BROTHERS HARRIMAN & CO

/s/ MARK G. DOLL	/s/ JAMES R. KENT
Name: Mark G. Doll	Name: James R. Kent
Title: President	Title: Managing Director

APPENDIX A

TO

THE CUSTODIAN AGREEMENT

BETWEEN

NORTHWESTERN MUTUAL SERIES, INC. ON BEHALF OF EACH OF THE SERIES OF

STOCK (THE “FUNDS”) LISTED ON THE APPENDIX A TO THE CUSTODIAN

AGREEMENT

and

BROWN BROTHERS HARRIMAN & CO.

Dated as of 5/1/03

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 3/31/97 “the Agreement”:

AGGRESSIVE GROWTH STOCK PORTFOLIO

ASSET ALLOCATION PORTFOLIO

BALANCED PORTFOLIO

CAPITAL GUARDIAN DOMESTIC EQUITY PORTFOLIO

GROWTH STOCK PORTFOLIO

HIGH YIELD BOND PORTFOLIO

INTERNATIONAL GROWTH PORTFOLIO

SELECT BOND PORTFOLIO

T ROWE PRICE SMALL CAP VALUE PORTFOLIO

FRANKLIN TEMPLETON INTERNATIONAL EQUITY PORTFOLIO

JANUS CAPITAL APPRECIATION PORTFOLIO

ALLIANCEBERNSTEIN MID CAP VALUE PORTFOLIO

T ROWE PRICE EQUITY INCOME PORTFOLIO

1-May-03	Page 1 of 2	APPENDIX A

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Fund/Portfolio.

NORTHWESTERN MUTUAL SERIES, INC. ON BEHALF OF EACH OF THE SERIES OF STOCK (THE “FUNDS”) LISTED ON THE APPENDIX A TO THE CUSTODIAN AGREEMENT	BROWN BROTHERS HARRIMAN & CO

BY:	/s/ MARK G. DOLL	BY:	/s/ JAMES R. KENT
Name:	Mark G. Doll	Name:	James R. Kent
Title:	President	Title:	Managing Director

1-May-03	Page 2 of 2	APPENDIX A